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Exhibit 10.39

AMENDMENT NO. 3
TO THE
1987 STOCK INCENTIVE PLAN

        This Amendment to the Braun's Fashions Corporation 1987 Stock Incentive Plan (the "Plan") is adopted pursuant to resolutions of the Board of Directors of Braun's Fashions Corporation (the "Company") and pursuant to the approval of the majority of the Company's shareholders on December 11, 1996.

        1.    Section 4 of the Plan is hereby amended to read as follows:

    4.    STOCK SUBJECT TO THE PLAN    The aggregate number of shares subject to the Plan shall be 710,000 shares of the Common Stock of the Company, $.01 par value per share. Such shares may be authorized and unissued shares or may be treasury shares. Any shares subject to an option or award which for any reason expires or is terminated unexercised as to such shares may again be subject to an option or award under the Plan.

        2.    This Amendment is effective on December 11, 1996, the date of the approval of the increase in the number of shares by the Company's shareholders.

        IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer as of December 11, 1996.

BRAUN'S FASHIONS CORPORATION
By:	/s/ HERBERT D. FROEMMING Herbert D. Froemming President

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AMENDMENT NO. 3 TO THE 1987 STOCK INCENTIVE PLAN